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[CANADA FLAG LOGO]   Industry Canada    Industrie Canada

                     Canada Business    Loi canadienne sur
                     Corporations Act   les societes par actions

                                                                     EXHIBIT 3.3


      I HEREBY CERTIFY THAT THE           JE CERTIFIE, PAR LES PRESENTES, QUE LE
      ATTACHED IS A TRUE COPY OF THE      DOCUMENT CI-JOINT EST UNE COPIE
      DOCUMENT MAINTAINED IN THE          EXACTE D'UN DOCUMENT CONTENU
      RECORDS OF THE DIRECTOR.            DANS LES LIVRES TENUS PAR LE
                                          DIRECTEUR.





                [SIG]
      Deputy Director - Directeur adjoint        Date    [SEAL]



[CANADA LOGO]

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
[CANADA FLAG LOGO] Industry Canada  Industrie Canada


CERTIFICATE OF ARRANGEMENT                              CERTIFICAT D'ARRANGEMENT

CANADA BUSINESS CORPORATIONS ACT                        LOI CANADIENNE SUR LES SOCIETES PAR ACTIONS

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GEONOVA EXPLORATIONS INC.                                                    322192-0



CAMPBELL RESOURCES INC. -                                                    135848-1

LES RESSOURCES CAMPBELL INC.


----------------------------------------------------    --------------------------------------------------
 Name of CBCA corporation(s) involved -                          Corporation number-Numero de la societe
 Denomination(s) de la (des) societe(s)
 L.C.S.A. concernee(s)


 I hereby certify that the arrangement set out in the   Je certifie que l'arrangement mentionne dans les
 attached articles of arrangement, involving the        clauses d'arrangement annexees, concernant la
 above-referenced corporation(s), has been effected     (les) societe(s) susmentionnee(s), a pris effet en
 under section 192 of the Canada Business               vertu de l'article 192 de la Loi canadienne sur les
 Corporations Act.                                      societes par actions.


            [SIG]                                            JUNE 30, 2001 / LE 30 JUIN 2001

        Director - Directeur                            Date of Arrangement - Date de l'arrangement

-----------------------------------------------------------------------------------------------------------------
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[CANADA LOGO]

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
[CANADA FLAG LOGO]  Industry Canada   Industrie Canada               FORM 14.1               FORMULE 14.1
                                                              ARTICLES OF ARRANGEMENT   CLAUSES D'ARRANGEMENT
                    Canada Business   Loi canadienne sur les       (SECTION 192)             (ARTICLE 192)
                    Corporations Act  societes per actions

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1 NAME OF THE APPLICANT CORPORATION(S) - DENOMINATION DE LA(DES) REQUERANTE(S)           2 CORPORATION NO.(S) - NO(S) DE LA(DES)
                                                                                           SOCIETE(S)


     Campbell Resources Inc.                                                                    135848-1

     GeoNova Explorations Inc.                                                                  3221920

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3 NAME OF THE CORPORATION(S) THE ARTICLES OF WHICH ARE AMENDED, IF APPLICABLE            4 CORPORATION NO.(S) - NO(S) DE LA(DES)
  DENOMINATION DE LA(DES) SOCIETE(S) DONT LES STATUTS SONT MODIFIES, LE CAS ECHEANT       SOCIETE(S)

  Campbell Resources Inc.                                                                       135848-1


------------------------------------------------------------------------------------------------------------------------------------
5 NAME OF THE CORPORATION(S) CREATED BY AMALGAMATION, IF APPLICABLE                      6 CORPORATION NO.(S) - NO(S) DE LA(DES)
  DENOMINATION DE LA(DES) SOCIETE(S) ISSUE(S) DE LA(DES) FUSION(S), LE CAS ECHEANT         SOCIETE(S)



------------------------------------------------------------------------------------------------------------------------------------
7 NAME OF THE DISSOLVED CORPORATION(S), IF APPLICABLE                                    8 CORPORATION NO.(S) - NO(S) DE LA(DES)
  DENOMINATION DE LA(DES) SOCIETE(S) DISSOUTE(S) LE CAS ECHEANT                            SOCIETE(S)



------------------------------------------------------------------------------------------------------------------------------------
9 NAME OF OTHER BODIES CORPORATE INVOLVED, IF APPLICABLE                                 10 CORPORATION NO.(S) OR JURISDICTION OF
  DENOMINATION DES AUTRES PERSONNES MORALES EN CAUSE, LE CAS ECHEANT                        INCORPORATION NO(S) DE LA(DES)
                                                                                            SOCIETE(S)/OU LOI SOUS LE REGIME DE
                                                                                            LAQUELLE ELLE EST CORETITUDES


------------------------------------------------------------------------------------------------------------------------------------
11 IN ACCORDANCE WITH THE ORDER APPROVING THE ARRANGEMENT - CONFORMEMENT AUX TERMES DE L'ORDONNANCE APPROUVANT L'ARRANGEMENT

a. [X] THE ARTICLES OF THE ABOVE NAMED CORPORATION(S) ARE AMENDED IN ACCORDANCE WITH THE ATTACHED PLAN OF ARRANGEMENT
       LES STATUS DE LA(DES) SOCIETE(S) SUSMENTIONNEE(S) SONT MODIFIES EN CONFORMITE AVEC LE PLAN D'ARRANGEMENT CI-JOINT

b. [ ] THE FOLLOWING BODIES CORPORATE ARE AMALGAMATED IN ACCORDANCE WITH THE ATTACHED PLAN OF ARRANGEMENT
       LES PERSONNES MORALES SUIVANTES SONT FUSIONNEES CONFORMEMENT AU PLAN D'ARRANGEMENT CI-JOINT








c. [ ] THE ABOVE NAMED CORPORATION(S) IS(ARE) LIQUIDATED AND DISSOLVED IN ACCORDANCE WITH THE ATTACHED PLAN OF ARRANGEMENT
       LA(LES) SOCIETE(S) SUSMENTIONNEE(S) EST(SONT) LIQUIDEE(S) ET DISSOUTE(S) CONFORMEMENT AU PLAN D'ARRANGEMENT CI-JOINT

d. [ ] THE PLAN OF ARRANGEMENT ATTACHED HERETO, INVOLVING THE ABOVE NAMED BODY(IES), CORPORATE IS HEREBY EFFECTED
       LE PLAN D'ARRANGEMENT CI-JOINT PORTANT SUR LA(LES) PERSONNEE(S) MORALE(S) SUSMENTIONNEE(S) PREND EFFAT

------------------------------------------------------------------------------------------------------------------------------------
DATE                            SIGNATURE(S)                                            TITLE - TITRE

                                                                                                 Campbell Resources
                [SIG]                                                           Vice President, Secretary and General Counsel
                                                                                Manager, Corporate Affairs and Secretary,
                [SIG]


FOR DEPARTMENTAL USE ONLY - A L'USAGE DU MINISTRE SOULEMENT                       IC 3169 (6/97)
FILED
DEPOSEE         June 21, 2001                                                            GeoNova Explorations Inc.
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                                                                   [CANADA LOGO]

                      PLAN OF ARRANGEMENT UNDER SECTION 192
                     OF THE CANADA BUSINESS CORPORATIONS ACT

                                   ARTICLE ONE
                         DEFINITIONS AND INTERPRETATION

SECTION 1.01   Definitions

               In this Plan of Arrangement, unless there is something in the subject matter or context inconsistent therewith, the following capitalized words and terms shall have the following meanings:

        (a)     "Campbell" means Campbell Resources Inc.;

        (b) "Campbell Shares" means the common shares which Campbell is authorized to issue, as the same are constituted on the date hereof;

        (c)     "CBCA" means the Canada Business Corporations Act, R.S.C. 1985,
                c. C-44, or its successor, as amended from time to time.

        (d)     "Depositary" means Computershare Trust Company of Canada;

        (e) "Effective Date" means the concurrent date set forth in the certificate of arrangement issued by the Director under the CBCA to each of the Participating Corporations giving effect to this Plan of Arrangement and on the certificate of amendment issued by the Inspector General of Financial Institutions under the Quebec Act giving effect to the Quebec Arrangement;

        (f)     "Effective Time" means 12:01 a.m. on the Effective Date;

        (g)     "GeoNova" means GeoNova Explorations Inc.;

        (h) "GeoNova Shares" means the common shares which GeoNova is authorized to issue, as the same are constituted on the date hereof;

        (i) "GeoNova Transaction Options" means the obligations of GeoNova to issue up to 14,666,667 GeoNova Shares in connection with the Bachelor Lake transaction described under the heading "Bachelor Lake Property" and in connection with the flow-through financing described under the heading "Material Contracts" in the section entitled "Information Concerning GeoNova" in the Proxy Circular;

        (j) "Merger" means the transactions contemplated by the Merger Agreement to effect the merger of Campbell, GeoNova and MSV by means of this Plan of Arrangement and the Quebec Arrangement;

        (k) "Merger Agreement" means the Merger agreement dated as of May 7, 2001 between the Participating Corporations and MSV to which this Plan of Arrangement is attached as Exhibit 1;

        (l)     "MSV" means MSV Resources Inc.;

        (m) "Participating Corporations" means Campbell and GeoNova collectively;

        (n) "Proxy Circular" means the joint management proxy circular of Campbell, GeoNova and MSV relating to the Merger dated as of May 10, 2001;

        (o) "Quebec Arrangement" means the plan of arrangement between MSV and its shareholders attached as Exhibit 11 to the Merger Agreement;

        (p)     "Repadre" means Repadre Capital Corporation; and

        (q) "Repadre Royalty" means the net smelter royalty payable to Repadre by Campbell in connection with production from the Joe Mann Mine as described under "Business of Campbell - Net Smelter Royalty" in the Proxy Circular.

SECTION 1.02    INTERPRETATION NOT AFFECTED BY HEADINGS

                The division of this Plan of Arrangement into articles, sections, subsections, paragraphs and subparagraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Plan of Arrangement. Unless otherwise specifically indicated, the terms "this Plan of Arrangement", "hereof", "herein", "hereunder" and similar expressions refer to this Plan of Arrangement as a whole and not to any particular article, section, subsection, paragraph or subparagraph and include any agreement or instrument supplementary or ancillary hereto.

SECTION 1.03    NUMBER AND GENDER

                Unless the context otherwise requires, words importing the singular number only shall include the plural and vice versa, words importing the use of either gender shall include both genders and neuter and words importing persons shall include firms and corporations.

SECTION 1.04    MEANING

                Words and phrases used herein and defined in the CBCA shall have the same meaning herein as in the CBCA unless the context otherwise requires.

                                   ARTICLE TWO
                               PLAN OF ARRANGEMENT

SECTION 2.01    ARRANGEMENT

                This Plan of Arrangement for Campbell and GeoNova is made in accordance with Section 192 of the CBCA and pursuant to the provisions of the Merger Agreement.

SECTION 2.02    EFFECTIVE TIME

                This Plan of Arrangement shall be effective, and all of the transactions contemplated in this Article Two shall occur simultaneously, at the Effective Time.

SECTION 2.03    SHARE EXCHANGES AND RESERVATIONS

        (a) Subject to Section 3.02 hereof, the holders of GeoNova Shares exchange their shares for Campbell Shares on the basis of one Campbell Share for every 10 GeoNova Shares.

        (b) Subject to Section 3.02 hereof, up to 1,466,667 Campbell Shares are reserved for issue to the holders of GeoNova Transaction Options in exchange for the GeoNova Shares that would otherwise be issued pursuant to the GeoNova Transaction Options on the basis of one Campbell Share for every 10 such GeoNova Shares;

        (c) 800,000 Campbell Shares are issued to Repadre in exchange for the reduction of the Repadre Royalty; and

        (d) the number of Campbell Shares reserved for issue under its Employee Incentive Plan and Directors' Stock Option Plan is increased by 1,024,000 and 500,000 respectively.

SECTION 2.04    CHANGE OF HEAD OFFICE

                The location of the registered office of Campbell is changed to Montreal, Quebec.


                                  ARTICLE THREE
                    SHARE CERTIFICATES AND FRACTIONAL SHARES

SECTION 3.01    SHARE CERTIFICATES

                Certificates for the appropriate number of Campbell Shares will be issued to former holders of GeoNova Shares and MSV Shares in accordance with the provisions of Section 2.03 hereof against deposit of the certificates representing the GeoNova Shares and MSV Shares, respectively, with the Depositary.

SECTION 3.02    FRACTIONAL SHARES

                No fractions of Campbell Shares will be issued in connection with any of the share exchanges contemplated in this Plan of Arrangement. Accordingly, the number of Campbell Shares to be issued to any holder on such exchange will be rounded down to the next lower whole number of Campbell Shares and such holder will not be entitled to any payment or other compensation in respect of any such fraction.

                                  ARTICLE FOUR
                                RIGHTS OF DISSENT

SECTION 4.01    RIGHTS OF DISSENT


                Holders of Campbell Shares and GeoNova Shares may exercise rights of dissent in respect of the Merger pursuant to and in the manner set forth in Section 190 of the CBCA.